Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-251943 and 333-263428) on Form S-8 of our report dated March 9, 2023, with respect to the consolidated financial statements of Cullinan Oncology, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 9, 2023